Exhibit 99.1

Zosano Pharma Reports Third Quarter 2020 Financial Results

FREMONT, Calif., Nov. 13, 2020 (GLOBE NEWSWIRE) -- Zosano Pharma Corporation (NASDAQ:ZSAN), a clinical-stage biopharmaceutical company, today announced financial results for the third quarter ended September 30, 2020, as well as recent business updates.

“Our priority focus is obtaining resolution regarding the NDA for QtryptaTM,” said Steven Lo, President and CEO of Zosano. “We plan on having a Type A meeting with the FDA as soon as possible and look forward to clarification on next steps and the possibility of resubmitting our NDA. We continue to believe in the promise that Qtrypta holds as an attractive alternative for patients suffering from migraine. Separately during the quarter, we executed a feasibility study agreement with Mitsubishi Tanabe Pharma Corporation that reinforces the potential of our transdermal microneedle system technology.”

Recent Business Updates

•Entered into a feasibility study agreement with Mitsubishi Tanabe Pharma Corporation. Under the agreement, Zosano plans to evaluate the feasibility of formulating a pharmaceutical agent being developed by Mitsubishi Tanabe Pharma Corporation for administration with its proprietary transdermal microneedle system technology
•Partnered with EVERSANA, a leading provider of commercial services to the life science industry, to commercialize and distribute Qtrypta™, if approved, in the United States
•Received a complete response letter (CRL) from the U.S. Food and Drug Administration (FDA) in connection with the Qtrypta™ (zolmitriptan transdermal microneedle system) 505(b)(2) New Drug Application (NDA)
•To conserve resources, decided to end enrollment of new subjects into the placebo-controlled Phase 2/3 clinical trial evaluating the potential of C213 as an acute treatment for cluster headache as of December 31, 2020; subjects enrolled prior to that time will continue to be evaluated

Financial Results for the Third Quarter Ended September 30, 2020

Zosano reported a net loss for the third quarter of 2020 of $8.7 million, or $0.11 per share on a basic and diluted basis, compared with a net loss of $9.9 million, or $0.55 per share on a basic and diluted basis, for the same quarter in 2019.

Research and development expenses for the third quarter of 2020 were $5.8 million, compared with $6.5 million for the same quarter in 2019. The decrease of $0.7 million was primarily attributable to lower clinical trial costs of $0.8 million due to the completion of Zosano’s long-term safety study in 2019, a decrease of $0.2 million in compensation costs due to reduced headcount and a $0.3 million decrease in travel and general business expenses due to COVID-19. These decreases were partially offset by an increase of $0.3 million associated with the scale up and technology transfer to Zosano’s contract manufacturers and an increase in depreciation expense of $0.3 million related to assets placed into service at its contract manufacturers.

General and administrative expenses for the third quarter of 2020 were $2.7 million, compared with $3.1 million in 2019. The decrease of $0.4 million was primarily attributable to a $0.4 million decrease in professional services costs related to strategic and pre-commercial activities and a $0.2 million decrease in compensation costs related to lower headcount. These decreases were partially offset by a $0.2 million increase in legal and professional services costs related to corporate and intellectual property matters and audit fees.

As of September 30, 2020, cash and cash equivalents were $43.6 million as compared with $6.3 million as of December 31, 2019.

About Zosano Pharma

Zosano Pharma Corporation is a clinical-stage biopharmaceutical company focused on developing products where rapid administration of approved molecules with established safety and efficacy profiles may provide substantial benefit to patients, in markets where patients remain underserved by existing therapies. The company’s transdermal microneedle system technology consists of titanium microneedles coated with drug that are designed to enable rapid systemic administration of therapeutics to patients. Zosano’s lead product candidate is Qtrypta™ (M207), which is a proprietary formulation of zolmitriptan designed to be delivered via its transdermal microneedle system technology, as an acute treatment for migraine. Learn more at www.zosanopharma.com or connect through Linkedin at https://www.linkedin.com/company/zosano-pharma, Twitter at https://twitter.com/ZosanoPharma and Instagram at https://www.instagram.com/zosanopharma/.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, the company’s plan to have a Type A meeting with the FDA and the company’s expectations with respect to the meeting with the FDA, the company’s plan to evaluate the feasibility of formulating a pharmaceutical agent being developed by Mitsubishi Tanabe Pharma Corporation for administration, with the company’s proprietary transdermal microneedle system technology and the company’s plan with respect to the placebo-controlled Phase 2/3 clinical trial evaluating the potential of C213 as an acute treatment for cluster headache. Such forward-looking statements involve known and unknown risks, uncertainties, and other important factors that may cause the company’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the company’s business in general, see the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. The company does not plan to publicly update or revise any forward-looking statements contained in this press release, whether as a result of any new information, future events, changed circumstances or otherwise, except as required by law.

Zosano Contacts:
Christine Matthews
Chief Financial Officer
510-745-1200

Zosano PR:
Sylvia Wheeler or Alexandra Santos - swheeler@wheelhouselsa.com or asantos@wheelhouselsa.com

ZOSANO PHARMA CORPORATION
CONDENSED BALANCE SHEETS
(in thousands, except par value and share amounts)

	September 30, 2020	December 31, 2019
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$43,554	$6,316
Prepaid expenses and other current assets	615	497
Total current assets	44,169	6,813
Restricted cash	455	455
Property and equipment, net	30,621	24,636
Operating lease right-of-use assets	5,204	5,763
Other long-term assets	3	3
Total assets	$80,452	$37,670
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,972	$4,356
Accrued compensation	1,982	2,015
Build-to-suit obligation, current portion	4,293	4,554
Operating lease liabilities, current portion	1,332	1,140
Paycheck Protection Program loan, current portion	201	—
Other accrued liabilities	3,394	4,172
Total current liabilities	13,174	16,237
Build-to-suit obligation, long-term portion, net of debt issuance costs and discount	5,447	6,095
Operating lease liabilities, long-term portion	5,058	5,931
Paycheck Protection Program loan, long-term portion	1,416	—
Other liabilities	113	15
Total liabilities	25,208	28,278
Stockholders’ equity:
Preferred stock, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding as of September 30, 2020 and December 31, 2019	—	—
Common stock, $0.0001 par value; 250,000,000 shares authorized; 102,066,218 and 23,503,214 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	10	2
Additional paid-in capital	379,326	308,211
Accumulated deficit	(324,092)	(298,821)
Total stockholders’ equity	55,244	9,392
Total liabilities and stockholders’ equity	$80,452	$37,670

ZOSANO PHARMA CORPORATION
CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Revenue	$—	$—	$—	$—
Operating expenses:
Research and development	5,824	6,486	16,270	19,742
General and administrative	2,704	3,071	8,552	8,709
Total operating expenses	8,528	9,557	24,822	28,451
Loss from operations	(8,528)	(9,557)	(24,822)	(28,451)
Other income (expense):
Interest income	2	41	17	203
Interest expense	(165)	(281)	(561)	(357)
Other income (expense), net	4	(66)	95	(44)
Loss before provision for income taxes	(8,687)	(9,863)	(25,271)	(28,649)
Provision for income taxes	—	—	—	—
Net loss	$(8,687)	$(9,863)	$(25,271)	$(28,649)
Unrealized gain on marketable securities, net of tax	—	—	—	5
Comprehensive loss	$(8,687)	$(9,863)	$(25,271)	$(28,644)

Net loss per common share – basic and diluted	$(0.11)	$(0.55)	$(0.45)	$(1.84)
Weighted-average shares used in computing net loss per common share – basic and diluted	77,883,158	17,832,092	56,437,417	15,579,387